SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – December 19, 2006

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)      On December 19, 2006, the Compensation Committee of the Board of Directors of the registrant modified certain benefits provided to one or more executive officers named in the registrant’s most recent prior proxy statement (“named executive officers”). Specifically, effective immediately, the registrant no longer will make partial or full tax reimbursement payments with respect to the following benefits:

1)	Automobile allowance paid to certain executive officers and others up to a limit.

2)	The registrant’s disability insurance program generally is available to employees. Persons above a certain grade level, including executive officers, are paid an amount each year intended to reimburse premiums associated with the program.

3)	The registrant occasionally allows certain employees, including executive officers, or their spouses to travel for personal purposes in company aircraft on trips that occur for business reasons. Such cases typically result in no additional costs for the registrant, since the seat filled would have otherwise been empty, but do result in the recognition of taxable income for the employee involved.

4)	On occasion spouses of certain employees, including executive officers, are asked by the registrant, for business reasons, to accompany the employee on a business trip or function. In those cases the registrant may pay the travel, accommodation, and other expenses of the spouse incidental to the trip or function, some or all of which can result in taxable income for the employee.

In the past, the registrant made tax reimbursement payments with respect to a given year at the end of that year. Accordingly, the Committee’s actions will result in no tax reimbursement payments being made with respect to the foregoing benefits for 2006.

ITEM 8.01.      OTHER EVENTS

On December 19, 2006, the Board of Directors of the registrant took certain actions which resulted in the rescission of certain actions taken at its meeting of October 18, 2006 (previously reported on Form 8-K) that affected outstanding compensatory awards with certain non-employee directors of the registrant, and that modified the “Compensation” section of the registrant’s Director Policy in conformity with the rescission.

Specifically, the Board rescinded its cancellation of all outstanding shares of unvested restricted stock that were held by non-employee directors and that were to vest after 2007. In order to accommodate the continuation of those unvested restricted shares, the restricted stock unit (“RSU”) grants that were to commence in 2007 on an across-the-board basis instead will be phased in for each director on a pro-rata basis as his or her old restricted shares vest. The following examples illustrate the phase-in process for two hypothetical directors who are assumed to serve in office through all relevant dates:

a)	Mr. Smith’s outstanding restricted shares will vest 800 shares per year through 2009, after which he will have no other unvested restricted shares. Mr. Smith’s first RSU grant will be in April 2009, scheduled to vest in February 2010.

b)	Ms. Jones’ outstanding restricted shares will vest 800 shares per year through 2008. In 2009 through 2011, additional outstanding restricted shares will vest 200 shares per year. After the

2011 vesting she will have no other unvested restricted shares. Ms. Jones’ first RSU grant will be in April 2008 and will be 75% of a full annual grant, scheduled to vest in February 2009. She will receive additional 75% RSU grants in each of 2009 and 2010. She will receive her first full RSU grant in April 2011, scheduled to vest in February 2012.

As a result, in 2007 all existing non-employee directors who fulfill the vesting requirements will have 800 restricted shares vest. After 2007, each such director will have one of the following occur each year: 800 restricted shares will vest; or, a full grant of RSUs will vest; or, a combination of restricted shares (less than 800) and RSUs (less than 100%) will vest.

Directors will be paid no more or less as a result of the rescission than they would have received had the Board approved a phase-in process to the RSU program in October. The rescission was made in order to avoid unintended adverse consequences for the registrant.

The foregoing actions affect only non-employee directors of the registrant. The registrant’s Chairman of the Board and Chief Executive Officer does not receive any compensation affected by any of the actions described above.

The Board amended the “Compensation” section of the registrant’s Director Policy to conform to the foregoing actions. A copy of that section is filed herewith as an exhibit.

ITEM 9.01.      Financial Statements and Exhibits

(d)      Exhibits

          The following exhibits are filed herewith:

Exhibit #	Description

10.5(n)**	Sections of Director Policy pertaining to compensation and retirement.

10.15 **	List of Certain Benefits Available to Certain Executive Officers

** Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: December 21, 2006	By: /s/ Marlin L. Mosby III
Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description

10.5(n)**	Sections of Director Policy pertaining to compensation and retirement.

10.15 **	List of Certain Benefits Available to Certain Executive Officers

** Management contract or compensatory arrangement.